GALLOP, JOHNSON & NEUMAN, L.C.
                            Interco Corporate Tower
                                 101 S. Hanley
                              St. Louis, MO 63105

                                 August 1, 1997


The Source Information Management Company
11644 Lilburn Park Road
St. Louis, MO  63114

         Re:  Registration Statement on Form SB-2 (File No. 333-__________)

Ladies and Gentlemen:

         We have acted as counsel for The Source Information Management Company, a Missouri corporation (the "Company"), in connection with the various legal matters relating to the filing of a Registration Statement on Form SB-2, File No. 333-__________ (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 2,000,000 shares of the common stock of the Company, $0.01 par value per share (the "Common Stock") to be sold by the Company, a warrant to purchase 200,000 shares of Common Stock (the "Warrant") to be issued by the Company to Donald & Co. Securities, Inc. as representative of the several underwriters, 200,000 shares of Common Stock issuable upon the exercise of the Warrant (the "Warrant Shares"), and up to 300,000 shares of Common Stock to be sold by certain of the shareholders of the Company (the "Selling Shareholders") pursuant to an option to purchase granted to the representative to cover over-allotments.

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation, Bylaws, resolutions adopted by the Board of Directors of the Company relating to such offering and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         Based solely on the foregoing, the undersigned is of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri.

         2. The Common Stock, the Warrant and the Warrant Shares being offered by the Company, if sold and issued in the manner

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The Source Information
  Management Company
August 1, 1997
Page 2

               described in the Registration Statement, will be validly issued and outstanding and will be fully paid and non-assessable.

         3.    The  Common   Stock   being   offered  by  each  of  the  Selling
               Shareholders are validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Common Stock sold.

                                        Very truly yours,



                                        GALLOP, JOHNSON & NEUMAN, L.C.